Exhibit 10.4

FIRST AMENDMENT TO

OPERATING AGREEMENT OF NEW LEAF – KBS JV, LLC

THIS FIRST AMENDMENT TO OPERATING AGREEMENT OF NEW – LEAF KBS JV, LLC, a Delaware limited liability company (this “Amendment”) is dated and effective as of April 15, 2009 and entered into by and between NEW LEAF INDUSTRIAL PARTNERS FUND, L.P., a Delaware limited partnership (“Managing Member”) and KBS REIT ACQUISITION XXIII, LLC, a Delaware limited liability company (“Investor Member”).

A.        Managing Member and Investor Member entered into that certain Operating Agreement of New Leaf – KBS JV, LLC dated as of August 8, 2007 (the “Agreement”). Initially capitalized terms that are not otherwise defined in this Amendment shall have the meaning assigned to such terms in the Agreement.

B.        Managing Member and Investor Member desire to amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and other good and valuable consideration, the parties agree as follows:

1.        Leasing Services Agreement Form.    Attached as Exhibit A to this Amendment is the Leasing Services Agreement, as currently approved by the Members. Manager, on behalf of the Property Owner, may retain Leasing Agents for leasing services in accordance with, and subject to, the Leasing Services Agreement Form, with such modifications thereto which are commercially reasonable given the then current market conditions with respect to the relevant Property.

2.        Reimbursement of Expenses.    Notwithstanding anything to the contrary contained in Section 3.9 of the Agreement, and without limiting any expense reimbursements payable to Manager pursuant to Section 3.9 of the Agreement or otherwise, the parties acknowledge and agree that Manager shall be entitled to reimbursement from the Company for the expenses set forth on Exhibit B of this Amendment.

3.        Property Managers and Leasing Agents.    Exhibit C of the Agreement is deleted and replaced with Exhibit C to this Amendment.

4.        Leasing Services.    Exhibit G of the Agreement is deleted and replaced with Exhibit G to this Amendment.

5.        Miscellaneous.

(i)        Except as provided in this Amendment, the Agreement is unchanged, shall remain in full force and effect and shall be binding upon the parties in accordance with its terms.

(ii)       Each provision of this Amendment shall be severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment which are valid, enforceable and legal.

(iii)     In the event of any conflict between the provisions of this Amendment and the Agreement in existence prior to the effectiveness of this Amendment or any other document or instrument governing the affairs of the Company, the provisions of this Amendment shall prevail.

(iv)     This Amendment shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

6.        Counterparts; Telefacsimile Execution.    This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original counterpart of this Amendment, but the failure to deliver an original counterpart shall not affect the validity, enforceability and binding effect of this Amendment. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to form one (1) document.

[Signatures on Following Page]

2

IN WITNESS WHEREOF, Managing Member and Investor Member have executed this Amendment as of the date first above-written.

MANAGING MEMBER:

NEW LEAF INDUSTRIAL PARTNERS FUND, L.P., a Delaware limited partnership

By:	/s/ Jonathan Epstein
Jonathan Epstein Authorized Representative

INVESTOR MEMBER:

KBS REIT ACQUISITION XXIII, LLC,

a Delaware limited liability company

By:	KBS REIT PROPERTIES, LLC,

a Delaware limited liability company,

its sole member

By:	KBS LIMITED PARTNERSHIP,

a Delaware limited partnership,

its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,

a Maryland corporation,

general partner

By:	/s/ Charles J. Schreiber, Jr.

Charles J. Schreiber, Jr.

Chief Executive Officer

EXHIBIT A

LEASING SERVICES AGREEMENT FORM

[To be attached]

EXHIBIT B

REIMBURSEMENT OF EXPENSES

Marketing Expenses:

As consideration for the marketing services to be rendered by Manager to the Company (or on behalf of any Subtier Entity), the Company agrees to reimburse Manager for its marketing expenses in an amount equal to the customary hourly rates typically charged by Manager with respect to similar marketing services, to the extent provided for in any Approved Annual Budget. Notwithstanding the foregoing, reimbursement of Manager for its marketing expenses shall be conditioned upon Manager’s first providing Investor Member with a detailed invoice reasonably acceptable to Investor Member reflecting all marketing costs for which Manager is seeking reimbursement.

Accounting Expenses.

As consideration for the accounting services to be rendered by Manager to the Company (or on behalf of any Subtier Entity), the Company agrees to reimburse Manager for its accounting expenses in an amount equal to the customary hourly rates typically charged by Manager with respect to similar accounting services; provided, however, in no event will such reimbursement exceed One Hundred Eighty Thousand Dollars ($180,000) per Fiscal Year. Notwithstanding the foregoing, reimbursement of Manager for its accounting expenses shall be conditioned upon Manager’s first providing Investor Member with a detailed invoice reasonably acceptable to Investor Member reflecting all accounting costs for which Manager is seeking reimbursement.

EXHIBIT C

LIST OF PROPERTY MANAGERS AND LEASING AGENTS

Property Managers:

Hackman Capital Partners, LLC

PM Realty Group, L.P.

Calare Properties, Inc.

Notwithstanding the foregoing, any Property Manager shall maintain, or cause to be maintained, books and records which comply with the Sarbanes Oxley.

Leasing Agents:

Cushman & Wakefield

Stubblebine

CBRE

Binswanger

Knewmark Knight Frank

Paul Johnson & Associates

EXHIBIT G

SCHEDULE OF MAXIMUM LEASING COMMISSIONS

Property Name	Street Address	City	State	Leasing Commissions New	Leasing Commissions Renewal
15 Independence Dr.	15 Independence Dr.	Devens	MA	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
Home Depot Building	9410 Heinz Way	Commerce City	CO	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
United Plastics	1040 Sheridan St.	Chicopee	MA	6% of the aggregate rent on co-broker/5% direct	2 1/2% of the aggregate rent
Friendlies	1045 Sheridan St.	Chicopee	MA	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
Woods Equipment Corp	151 Suffolk Ln.	Gardner	MA	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
1111 Southhampton Rd	1111 Southhampton Rd.	Westfield	MA	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
100 Adams Rd	100 Adams Rd	Clinton	MA	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
111 Adams Rd	111 Adams Rd	Clinton	MA	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
Nashua Corp – Viega Building	59 Daniel Webster Highway	Merrimack	NH	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
Home Depot	170 Highland Park Dr.	Bloomfield	CT	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
50 Independence Dr.	50 Independence Dr.	Devens	MA	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
Tyco, Masonite	100 Simplex Dr.	Westminster	MA	$1.00/s.f. for cores 1&3/$.25/s.f. for core 4	2 1/2% of the aggregate rent
495-515 Woburn St	495-515 Woburn St	Tewksbury	MA	$.75/sf on a co-broker and $.50/sf direct	2 1/2% of the aggregate rent
9700 W Gulf Bank Rd	60 Maple	Houston	TX	6% of the gross rent on co- broker/ 5% direct	2 1/2% of the aggregate rent
1000 E I 20	1000 E I 20	Abilene	TX	6% of the aggregate rent on co-broker/ 5% direct	3% of the aggregate rent

Home Depot	2200 Business Center	Corsicana	TX	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
133 Jackson Rd	133 Jackson Rd	Ellicott	NY	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
Penn Traffic Portfolio	1200 State Fair Blvd.	Geddes	NY	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
3407 Walters Rd	3407 Walters Rd	Van Buren	NY	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
851 Beaver Dr.	851 Beaver Dr.	Du Bois	PA	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
Shaffer Rd & Rt 255	Shaffer Rd & Rt 255	Du Bois	PA	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
Dial Corp	480 Sprague St	Dedham	MA	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
85 Moosup Pond Rd	85 Moosup Pond Rd	Plainfield	CT	7.5% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
555 Taylor Rd	555 Taylor Rd	Enfield	CT	7.5% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent
625 University Ave	625 University Ave	Norwood	MA	6% of the aggregate rent on co-broker/ 5% direct	2 1/2% of the aggregate rent

*In addition to the foregoing, Manager shall be entitled to receive a leasing commission (“Manager’s Fee”) equal to (a) 1% of the aggregate rent for all new leases, and (b) 2.5% for renewal leases. In no event shall Manager’s Fee be subject to the Schedule of Maximum Leasing Commissions set forth above. Manager’s Fee shall be payable according to the same payment schedule of any co-broker or direct broker agreement, or if there is no such broker, upon execution of any new lease or lease renewal, as applicable. During any transition period between property managers, any fees payable to any prior property manager with respect to leasing activities shall be paid from amounts otherwise distributable to Manager pursuant to the previous sentence.